AMENDMENT NO. 5 TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 5 TO FUND PARTICIPATION AGREEMENT

"(Amendment") i s made as of this 27th da y of  2008 , among FIRST GREAT WEST
LIFE & ANNUITY INSURANCE COMPANY ( "FGWL&A"), AMERICAN
CENTURY VARIABLE PORTFOLIOS, INC. (the " Fund"), AMERICAN CENTURY
INVESTMENT MANAGEMENT, INC. ( the " Adviser"), and AMERICAN CENTURY
INVEESTMENT SERVICES, INC. (the " Distributor"), collectively the Parties. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement
(defined below) .

RECITALS

WHEREAS, FGWL&A , the Fund, the Adviser, and the Distributor are parti es to a Fund
Participation Agreement dated July 8, 1997, as amended May 18, 1999, May 30, 2003, July 1,
2004 and October 1, 2005 (the "Agreement ") ; and

WHEREAS, the Parties to the Agreement desire to add an additional Contract; and

WHEREAS , the Parties to the Agreement desire to add an additional Portfolio ; and

WHEREAS, the Parties desire and agree to amend the Administrative Services under the
Agreement; and

WHEREAS, The Parties desire and agree to amend the Agreement by deleting Schedule

A, Band C of the Agreement and replacing them with the revised Schedule A, Band C attached hereto ; and

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein , the Parties hereby amend the Agreement as follows:
I. Schedule A of the Agreement is hereb y replaced in its entirety w ith
Schedule A as attached and incorporated by refer ence to this
Amendment.
2. Schedule B of the Agreement is hereby replaced in its entirety with
Schedule B as attached and incorporated by reference to this
Amendment.
3. Schedule C of the Agreement is hereby replaced in its entirety with

Schedule C as attached and incorporated by reference to this
Amendment.
4. Schedule E of the Agreement is hereby removed in its entirety and will not be replaced.

  5. Exhibit A of the Agreement is hereby removed in its entirety and will not be replaced .

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written .

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Chris Bergeron
Name:	Chris Bergeron
Title:	Vice President
Date:	2-20-08

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

By its authorized officer,

By:	/s/ Charles A. Etherington
Name:	Charles A. Etherington
Title:	S e. Vice President
Date:	3/10/08

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By its authorized officer,

By:	/s/ Charles A. Etherington
Name:	Charles A. Etherington
Title:	S.R. Vice President
Date:	3/10/08

AMERICAN CENTURY INVESTMENT SERVICES, INC.

By its authorized officer,

By:	/s/ Cindy A. Johnson
Name:	Cindy A. Johnson
Title:	Vice President
Date:	2/28/08

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SCHEDULE A

Contracts

Char les Schwab & Co., Inc . (Schwab Select)
Charles Schwab & Co. , Inc. (Schwab OneSource)

Form Numbers
J434NY

J444NY

SCHEDUL E B

Designated Portfolios
American Centur y VP International Fund
American Centur y VP Balanced Fund
American Century VP Value Fund
American Century VP Income & Growth Fund

SCHEDULE C
Administrative Services

A . Pursuant to the Agreement to which this is attached , the Company shall perform all administrati ve and shareholder services required by the Contract owners with respect to the Contract owners , including , but not limited to, the following:
1. Maintain separate records for Contract owner, which records shall reflect the shares purchased and redeemed and share balances of such Contr act owners. The Compan y will maintain
a s ingle master account with each Fund on behalf of the Contract owners and such account shall be in the name of the Compan y (or its nominee) as the record owner of shares owned by the Contracts.
2. Disburse or credit to the Contract owners all proceeds of redemptions of Shares and all dividends and other distributions not reinvested in Shares .

3. Prepare and transmit to the Contract owners , as required by law or the Contracts ,

periodic statements showing the total number of Shares owned by the Contract owners as of the statement closing date, purchases and redemptions of Shares by the Contract owners during the period covered by the statement and the dividends and other distributions paid during the statement period ( whether paid in cash or reinvested in Shares) , and such other information as may be required , from time to time, by the Contracts.
4. Transmit purchase and redemption Orders to Transfer Agent on behalf of the
Contract owners in accordance with the procedures set forth in the Agreement.

5 . Distribute to the Contract owners copies of the Funds ' Registration Statements ,

proxy materials , periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholder s or prospective shareholders.
6. Maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services for the Contracts .

B. For the foregoing service s, FGWL&A shall recei ve a monthly fee equal to 0.28% per annum of the average daily value of the shares of the Designated Portfolio listed on Schedule B attributable to Contract owners, payable by the Adviser directly to FGWL&A, such payments being due and payable within 15 (fifteen) days after the last day of the month to which such payment relates .

C. The Fund w ill calculate and FGWL& A will verif y with GWL&A and/or FGWL&A the asset balance for each day on which the fee is to be paid pursuant to this Agreement with respect to each Designated Portfolio .

D. For the purposes of computin g the payments to the Compan y contemplated the average aggregate amount invested by the Company on behalf of the Accounts in the Funds over any period shall be computed by totaling the Company's aggregate investment (share net asset value multiplied by total number of Shares held by the Company ) on each calendar day during the period and dividing b y th e total number of calendar days during such period . American Centur y will calculate the amount of the payments to be made at the end of each calendar quarter and will make such payments to the Company within 3 0 days thereafter.

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